Exhibit 99.1

                ATG Reports Third Quarter 2007 Results

    Revenue Increased 65% Year-Over-Year; Cash Flow from Operations Increased 400% Year-Over-Year; Company Raises Annual Revenue Guidance

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 23, 2007--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-commerce platform provider, today reported financial results for the third quarter ended September 30, 2007.

    Revenue for the third quarter of 2007 grew to $35.9 million, a 65 percent increase over third quarter 2006 revenue of $21.8 million. Cash flow from operations for the third quarter of 2007 was $7.5 million, a 400 percent increase over third quarter 2006 cash flow from operations of $1.5 million.

    "We are extremely pleased with our third quarter results," stated Bob Burke, ATG's president and CEO. "Based on our solid pipeline and market research by industry analysts, we continue to believe companies are in the early stages of reinvestment in e-commerce solutions. Companies want more control and customization over their online storefronts, including the ability to offer a consistent multi-channel experience for their consumers, and ATG's product suite addresses these needs."

    As previously communicated, an increasing amount of ATG's product license, on demand and related services revenue is being deferred and recognized in future periods. This trend affects ATG's short-term revenue and profitability but over the longer term should result in greater stability and predictability in the Company's revenue. The Company's recurring and ratable revenue streams are increasing due to the fact that customers are leveraging more ATG solutions, specifically eStara and OnDemand.

    Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the third quarter of 2007 was $7.9 million, compared to $4.8 million in the year ago quarter. Product license bookings, a non-GAAP measure which the Company defines as product license revenue recognized plus net change in deferred product license revenue, grew 96 percent year over year to $9.4 million for the quarter from $4.8 million in the year ago quarter. Approximately 22 percent or $2.1 million of product license bookings in the third quarter of 2007 will be recognized ratably.

    Net loss in accordance with GAAP for the third quarter of 2007 was $760 thousand, or $(0.01) per share. This compares with a net loss of $285 thousand, or $(0.00) per share, in the third quarter of 2006.

    Non-GAAP net income was $3.1 million for the third quarter of 2007, or $0.02 per diluted share compared with non-GAAP net income of $1.3 million, or $0.01 per diluted share for the third quarter of 2006.

    At the end of the third quarter 2007, ATG had $49.0 million in cash, cash equivalents, and marketable securities.

    This past quarter, seven new customers purchased ATG commerce solutions and the number of customers that deployed eStara solutions increased by 45. New and repeat business was generated from customers including American Airlines, Boeing, Christian Dior, Deluxe, Philips, Restoration Hardware, Trade India, Thomas Cook, uPromise, and Vodafone.

    Julie Bradley, ATG's senior vice president and CFO stated, "ATG continues to effectively execute its business model transition. For the first nine months of 2007, product license bookings grew 38 percent, service revenue grew 57 percent and cash flow from operations grew 261 percent, exceeding our expectations. As a result, we are raising revenue guidance, and look forward to a strong finish to 2007."

    Financial Guidance and Business Outlook

    Revenue for 2007 is expected to be in the range of $130 million to $133 million. GAAP net income for the year ending December 31, 2007 is expected to be in the range of a net loss of $5.0 million to a net loss of $7.0 million. This guidance includes an estimated $5.0 - $6.0 million of non-cash equity-related compensation expense, amortization of acquired intangibles of $5 million, and eStara acquisition related compensation expense of $1.4 million. Cash flow from operations for 2007 is expected to be in the range of $24.0 million to $25.0 million.

    Quarterly Conference Call

    ATG management will discuss the company's third quarter 2007 financial results, recent highlights, and business outlook for the remainder of 2007 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 18765842. A replay of the call will be available on the company's website later in the day.



                      ART TECHNOLOGY GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (UNAUDITED)

                                  September 30, June 30,  December 31,
                                      2007        2007       2006
                                  ------------- -------- -------------
             ASSETS

Current Assets:
 Cash, cash equivalents and
  marketable securities                $ 48,996 $ 41,197 $      31,223
 Accounts receivable, net                32,455   34,561        34,554
 Term receivables, current                  694      807            55
 Prepaid expenses and other
  current assets                          4,195    3,695         2,446
                                  ------------- -------- -------------

Total current assets                     86,340   80,260        68,278

 Property and equipment, net              6,367    6,368         5,326
 Intangible assets, net                  12,335   13,561        16,013
 Other assets                             3,278    2,436         1,036
 Goodwill                                59,980   59,358        59,328
                                  ------------- -------- -------------

Total long-term assets                   81,960   81,723        81,703

Total assets                           $168,300 $161,983 $     149,981
                                  ============= ======== =============

 LIABILITIES AND STOCKHOLDERS'
              EQUITY

Current Liabilities:
 Accounts payable                      $  2,811 $  4,259 $       2,607
 Accrued expenses                        18,351   14,283        15,791
 Deferred revenue, current
  portion                                34,719   34,902        23,708
 Accrued restructuring, current
  portion                                   889    1,050         1,213
 Capital lease obligations                    4       21            56
                                  ------------- -------- -------------

Total current liabilities                56,774   54,515        43,375

Accrued restructuring, less
 current portion                            380      578         1,031
Long-term deferred revenue                7,154    4,745           501
                                        -------  -------  ------------

Total long-term liabilities               7,534    5,323         1,532


Stockholders' equity                    103,992  102,145       105,074

Total liabilities and
 stockholders' equity                  $168,300 $161,983 $     149,981
                                  ============= ======== =============




                      ART TECHNOLOGY GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (UNAUDITED)

                                             Three months ended
                                        -----------------------------
                                        September June 30,  September
                                           30,                 30,
                                          2007      2007      2006
                                        --------- --------- ---------
Revenue:
Product licenses                        $  7,873  $  6,515  $  4,774
Services                                  28,013    26,101    17,066
                                        --------- --------- ---------

Total revenue                             35,886    32,616    21,840

Cost of Revenue:
Product licenses                             557       549       406
Services                                  13,752    12,550     7,261
                                        --------- --------- ---------

Total cost of revenue                     14,309    13,099     7,667
                                        --------- --------- ---------

Gross Profit                              21,577    19,517    14,173

Operating Expenses:
Research and development                   6,294     5,948     5,286
Sales and marketing                       12,035    12,095     6,580
General and administrative                 4,489     4,648     3,327
Restructuring charge (benefit)                 9         -         -
                                        --------- --------- ---------

Total operating expenses                  22,827    22,691    15,193
                                        --------- --------- ---------

Income (loss) from operations             (1,250)   (3,174)   (1,020)
Interest and other income, net               575       521       735
                                        --------- --------- ---------

Income (loss) before provision for
 income taxes                               (675)   (2,653)     (285)
Provision for income taxes                    85        95         -
                                        --------- --------- ---------
Net income (loss)                       $   (760) $ (2,748) $   (285)
                                        ========= ========= =========

Basic net income (loss) per share       $  (0.01) $  (0.02) $  (0.00)
                                        ========= ========= =========

Diluted net income (loss) per share     $  (0.01) $  (0.02) $  (0.00)
                                        ========= ========= =========

Basic weighted average common shares
 outstanding                             127,461   127,388   111,868
======================================= ========= ========= =========

Diluted weighted average common shares
 outstanding                             127,461   127,388   111,868
======================================= ========= ========= =========

                                                    Nine months ended
                                                    ------------------
                                                      September 30,
                                                      2007      2006
                                                    --------- --------
Revenue:
Product licenses                                    $ 20,997  $ 21,996
Services                                              76,737    49,029
                                                    --------- --------

Total revenue                                         97,734    71,025

Cost of Revenue:
Product licenses                                       1,646     1,422
Services                                              37,043    20,829
                                                    --------- --------

Total cost of revenue                                 38,689    22,251
                                                    --------- --------

Gross Profit                                          59,045    48,774

Operating Expenses:
Research and development                              17,627    15,232
Sales and marketing                                   34,070    21,397
General and administrative                            13,740     8,751
Restructuring charge (benefit)                           (59)      323
                                                    --------- --------

Total operating expenses                              65,378    45,703
                                                    --------- --------

Income (loss) from operations                         (6,333)    3,071
Interest and other income, net                         1,544     1,560
                                                    --------- --------

Income (loss) before provision for income taxes       (4,789)    4,631
Provision for income taxes                               180         -
                                                    --------- --------
Net income (loss)                                   $ (4,969) $  4,631
                                                    ========= ========

Basic net income (loss) per share                   $  (0.04) $   0.04
                                                    ========= ========

Diluted net income (loss) per share                 $  (0.04) $   0.04
                                                    ========= ========

Basic weighted average common shares outstanding     127,349   111,441
=================================================== ========= ========

Diluted weighted average common shares outstanding   127,349   116,540
=================================================== ========= ========




                      Art Technology Group, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (UNAUDITED)


                                         Three months ended
                                -------------------------------------
                                September 30,  June 30, September 30,
                                        2007      2007          2006
                                -------------  -------- -------------

Cash Flows from Operating
 Activities:
Net income (loss)                    $  (760) $ (2,748)      $  (285)
 Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities:
Depreciation and amortization          1,981     1,925         1,181
Non-cash stock-based
 compensation expense                  1,589     1,441         1,033
  Net changes in operating
   assets and liabilities              4,689     5,832          (478)
                                      ------- --------- -------------

Net cash provided by operating
 activities                            7,499     6,450         1,451

Cash Flows from Investing
 Activities:
Purchases of marketable
 securities                           (3,604)   (3,931)       (5,188)
Maturities of marketable
 securities                            4,675     5,300         3,300
Purchases of property and
 equipment                              (701)   (1,023)       (2,109)
Payment of acquisition costs               -       (36)            -
(Increase) / decrease in other
 assets                                    -       (31)         (464)
                                      ------- ---------       -------

Net cash (used in) provided by
 in investing activities                 370       279        (4,461)

Cash Flows from Financing
 Activities:
Proceeds from exercise of stock
 options                                 576       413           268
Proceeds from employee stock
 purchase plan                           213       234           154
Repurchase of common stock                 -    (2,190)            -
Principal payments on notes
 payable                                   -         -             -
Payments on capital leases               (17)      (18)          (24)
                                ------------- --------- -------------

Net cash provided by (used in)
 financing activities                    772    (1,561)          398

Effect of foreign exchange rate
 changes on cash and cash
 equivalents                             229       (70)          (84)
Net increase (decrease) in cash
 and cash equivalents                  8,870     5,098        (2,696)
Cash and cash equivalents,
 beginning of period                  32,226    27,128        28,683
                                ------------- --------- -------------

Cash and cash equivalents, end
 of period                           $41,096  $ 32,226        25,987
                                ============= ========= =============


                                                Nine Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------

Cash Flows from Operating Activities:
Net income (loss)                               $(4,969)     $  4,631
 Adjustments to reconcile net income
  (loss) to net cash provided by operating
  activities:
Depreciation and amortization                     5,760         3,236
Non-cash stock-based compensation expense         4,114         2,532
  Net changes in operating assets and
   liabilities                                   17,121        (4,343)
                                                 -------      --------

Net cash provided by operating activities        22,026         6,056

Cash Flows from Investing Activities:
Purchases of marketable securities               (9,213)      (12,277)
Maturities of marketable securities              14,625        11,176
Purchases of property and equipment              (3,123)       (3,851)
Payment of acquisition costs                       (829)            -
(Increase) / decrease in other assets               (22)         (615)
                                                 -------      --------

Net cash (used in) provided by in
 investing activities                             1,438        (5,567)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options           1,223         1,327
Proceeds from employee stock purchase plan          649           465
Repurchase of common stock                       (2,190)            -
Principal payments on notes payable                   -          (198)
Payments on capital leases                          (52)          (53)
                                           ------------- -------------

Net cash provided by (used in) financing
 activities                                        (370)        1,541

Effect of foreign exchange rate changes on
 cash and cash equivalents                           91          (103)
Net increase (decrease) in cash and cash
 equivalents                                     23,185         1,927
Cash and cash equivalents, beginning of
 period                                          17,911        24,060
                                           ------------- -------------

Cash and cash equivalents, end of period        $41,096      $ 25,987
                                           ============= =============




                      ART TECHNOLOGY GROUP, INC.
                    STATEMENTS OF OPERATIONS DATA
                            (In thousands)
                             (UNAUDITED)


                                          Three months ended
                                 ------------------------------------
                                 September 30, June 30, September 30,
                                     2007        2007       2006
                                 ------------- -------- -------------
Equity-Related Compensation:

  Cost of revenue                       $  274   $  274        $  213
  Research and development                 310      312           310
  Sales and marketing                      456      370           201
  General and administrative               549      485           309
                                 ------------- -------- -------------

Total equity-related
 compensation                           $1,589   $1,441        $1,033
                                 ============= ======== =============

eStara Earn-out:

  Cost of revenue                       $   31   $    -        $    -
  Research and development                 360        -             -
  Sales and marketing                      427        -             -
  General and administrative               214        -             -
                                 ------------- -------- -------------

                                        $1,032   $    -        $    -
                                 ============= ======== =============

Depreciation and Amortization:

  Depreciation
    Cost of revenue                     $  370   $  335        $  242
    Research and development               181      178           164
    Sales and marketing                    130      128            84
    General and administrative              75       58           178
                                 ------------- -------- -------------
                                        $  756   $  699        $  668
                                 ------------- -------- -------------

  Amortization
    Cost of revenue                     $  504   $  504        $  203
    Research and development                 -        -             -
    Sales and marketing                    694      694           278
    General and administrative              27       28            33
                                 ------------- -------- -------------
                                        $1,225   $1,226        $  514
                                 ------------- -------- -------------

Total depreciation and
 amortization                           $1,981   $1,925        $1,182
                                 ============= ======== =============

Capital Expenditures:

  Purchases of property and
   equipment                            $  701   $1,023        $2,109

                                            Nine months ended
                                    ----------------------------------
                                              September 30,
                                          2007              2006
                                    ----------------- ----------------
Equity-Related Compensation:

  Cost of revenue                           $     748        $     568
  Research and development                        855              697
  Sales and marketing                           1,165              630
  General and administrative                    1,346              637
                                    ----------------- ----------------

Total equity-related compensation           $   4,114        $   2,532
                                    ================= ================

eStara Earn-out:

  Cost of revenue                           $      31        $       -
  Research and development                        360                -
  Sales and marketing                             427                -
  General and administrative                      214                -
                                    ----------------- ----------------

                                            $   1,032        $       -
                                    ================= ================

Depreciation and Amortization:

  Depreciation
    Cost of revenue                         $   1,024        $     673
    Research and development                      515              480
    Sales and marketing                           369              248
    General and administrative                    175              295
                                    ----------------- ----------------
                                            $   2,083        $   1,696
                                    ----------------- ----------------

  Amortization
    Cost of revenue                             1,512              611
    Research and development                        -                -
    Sales and marketing                         2,082              830
    General and administrative                     83               99
                                    ----------------- ----------------
                                            $   3,677        $   1,540
                                    ----------------- ----------------

Total depreciation and amortization         $   5,760        $   3,236
                                    ================= ================

Capital Expenditures:

  Purchases of property and
   equipment                                $   3,123        $   3,851




   RECONCILIATION OF GAAP TO NON-GAAP STATEMENT OF OPERATIONS DATA
                            (In thousands)
                             (UNAUDITED)


                                         Three months ended,
                                -------------------------------------
                                September 30, June 30,  September 30,
                                    2007        2007        2006
                                ------------- --------- -------------

Net income (loss) GAAP              $   (760) $ (2,748)     $   (285)

Amortization of acquired
 intangibles                           1,225     1,226           514
Net restructuring                          9         -             -
Equity-related compensation            1,589     1,441         1,033
eStara earn-out                        1,032         -             -

                                ------------- --------- -------------

Net income (loss) (non-GAAP)        $  3,095  $    (81)     $  1,262
                                ============= ========= =============

Net income (loss) (non-GAAP)
 per share:

Basic                               $   0.02  $  (0.00)     $   0.01
                                ============= ========= =============
Diluted                             $   0.02  $  (0.00)     $   0.01
                                ============= ========= =============

Shares used in per share
 calculations:

Basic                                127,461   127,388       111,868
                                ============= ========= =============
Diluted                              133,079   127,388       116,675
                                ============= ========= =============




                                                Nine months ended
                                           ---------------------------
                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------

Net income (loss) GAAP                         $ (4,969)      $  4,631

Amortization of acquired intangibles              3,677          1,540
Net restructuring                                   (59)           323
Equity-related compensation                       4,114          2,532
eStara earn-out                                   1,032              -

                                           ------------- -------------

Net income (loss) (non-GAAP)                   $  3,795       $  9,026
                                           ============= =============

Net income (loss) (non-GAAP) per share:

Basic                                          $   0.03       $   0.08
                                           ============= =============
Diluted                                        $   0.03       $   0.08
                                           ============= =============

Shares used in per share calculations:

Basic                                           127,349        111,441
                                                ========       =======
Diluted                                         131,576        116,540
                                                ========       =======




             Reconciliation of Product Licensing Deferred
                            (In thousands)
                             (UNAUDITED)


                                         Three months ended,
                                 ------------------------------------
                                 September 30, June 30, September 30,
                                     2007       2007        2006
                                 ------------- -------- -------------

Product license revenue                $7,873  $ 6,515        $4,774

Increase in product license
 deferred revenue                       2,146    6,027             -

Product license deferred revenue
 recognized                              (645)    (376)            -
                                 ------------- -------- -------------

Product license bookings               $9,374  $12,166        $4,774
                                 ============= ======== =============

                                                        Nine months
                                                            ended
                                                      ----------------
                                                       September 30,
                                                       2007     2006
                                                      -------- -------

Product license revenue                               $20,997  $21,996

Increase in product license deferred revenue           10,495        -

Product license deferred revenue recognized            (1,135)       -
                                                      -------- -------

Product license bookings                              $30,357  $21,996
                                                      ======== =======


    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our e-commerce suite is ranked the #1 current offering and #1 in strategy by the industry's most influential analyst firms, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela's, Carrefour, Cingular, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T-Mobile, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2007 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    *Use of Non-GAAP Financial Measures

    ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

    Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and non-cash income tax benefits. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods.

    ATG considers "product license bookings," a non-GAAP financial measure which the Company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

    The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings metrics to the comparable GAAP measures.

    ATG Statement Under Private Securities Litigation Reform Act

    This press release contains forward-looking statements about the company's estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2006, and its quarterly report on Form 10-Q for the period ended June 30, 2007, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

    CONTACT: Art Technology Group, Inc.
             Kimberly Maxwell
             617-386-1006
             kmaxwell@atg.com